                                                                   Exhibit 10(f)
                                                                   -------------

                            McDONALD'S CORPORATION
                            ----------------------
                             DEFERRED INCOME PLAN
                             --------------------
          (As Amended and Restated Effective as of September 1, 1999)

                                   Section 1
                                   ---------
                                  Introduction
                                  ------------

     1.1  The Plan and Effective Date. The McDonald's Corporation Deferred
          ---------------------------
Income Plan, formerly known as the McDonald's Corporation Deferred Incentive Plan, ("Plan") was established November 1, 1993. The Plan was amended and restated effective September 1, 1994 and was subsequently amended by the first amendment thereof effective as of February 1, 1996 and the second amendment thereof effective as of August 15, 1996. The Plan was subsequently amended and restated effective several times, including amendment and restatements effective as of January 1, 1997, July 15, 1997, August 1, 1998 and December 1, 1998. The "effective date" of the amendment and restatement of the Plan as set forth herein is September 1, 1999 (unless otherwise indicated herein).

     1.2  Purpose. McDonald's Corporation ("McDonald's" or the "Company") has
          -------
established the Plan for its officers, regional managers, department directors and certain expatriate international country heads to retain and attract highly qualified personnel by offering the benefits of a non-qualified, unfunded plan of deferred compensation. The Company may also allow other subsidiaries or affiliates to adopt the Plan in accordance with Section 7.

     1.3  Administration. The Plan shall be administered by the Compensation
          --------------
Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the powers set forth in the Plan and the power to interpret its provisions. Any decisions of the Committee shall be final and binding on all persons with regard to the Plan. The Committee may delegate its authority hereunder to an officer or officers of the Company.


                                   Section 2
                                   ---------
                     Participation and Deferral Elections
                     ------------------------------------

     2.1  Eligibility and Participation. Subject to the conditions and
          -----------------------------
limitations of the Plan, all officers, regional managers and department directors of the Company and international country heads who are on United States payroll and who are identified as eligible by the Committee shall be eligible to participate in the Plan ("Eligible Employees"). Notwithstanding the foregoing, an individual who becomes employed in one of the positions listed in the preceding sentence after the Due Date (as defined in Section 2.3(a)) shall be eligible to participate in the Plan and become an Eligible Employee on the first day of the month next following the date of such employment. Any Eligible Employee who makes a Deferral Election as described in Section 2.2 below shall become a participant in the Plan ("Participant") and shall remain a Participant until the entire balance of the Participant's Deferral (defined in Section 4.1 below) is distributed.

     2.2  Deferral Elections. Any Eligible Employee may make an election to
          ------------------
defer receipt of all or any portion of his or her incentive under the McDonald's Target Incentive Plan ("TIP") for a calendar year. Subject to Section 2.3(b) below, any Eligible Employee may also make an election to defer a percentage of his or her base salary for the following calendar year in accordance with the following schedule:

     Category of Eligible Employee                         Maximum Deferral
     -----------------------------
     (or Equivalent Compensation Band)                        Percentage
     ---------------------------------                        ----------
     Highest paid five officers (ranked by the total of
     base pay and the target incentive under TIP for the
     current year)                                              90%
     Executive Vice Presidents                                  80%
     All other officers and regional managers                   70%
     Department Directors                                       60%

provided, however, that the committee of officers designated by the Committee to administer the Plan (the "Officer Committee") may, in its discretion, grant individual requests for higher deferral percentages of base salary and provided further that the Officer Committee may, in its discretion, authorize Eligible Employees to modify their deferral percentages of base salary as may be necessary to reflect organizational, title or compensation band changes. Such modification may be made only with respect to base salary earned and paid after the effective date of the modification.

If applicable, any Eligible Employee may also make an election to defer all or a portion of his or her Three-Year Incentive award ("Three-Year Incentive") under the 1992 Stock Ownership Incentive Plan for a calendar year.

Elections to defer TIP, base salary or Three-Year Incentive awards are referred to herein as "Deferral Elections". Exit bonuses, severance bonuses or bonuses paid under the Executive Retention Plan during a transition or retention period may not be deferred under this Plan.

     2.3  Rules for Deferral Elections. Deferral Elections shall be made in
          ----------------------------
accordance with the rules set forth below:

     (a) All Deferral Elections must be in writing on such forms as the Committee may prescribe and must be returned to the Committee no later than the date specified by the Committee (the "Due Date"). In no event will the Due Date be later than the end of the year that precedes the year that the amount deferred would otherwise be made available to such Eligible Employee.

     (b) An individual shall be eligible to make a Deferral Election only if he or she is an Eligible Employee on the Due Date. Notwithstanding the foregoing, an individual who becomes an Eligible Employee after the Due Date in accordance with Section 2.1 will be eligible to make a base salary Deferral Election within 30 days after the date he or she becomes an Eligible Employee. Such Deferral Elections shall become effective as soon as administratively feasible after the Deferral Election is made.

     (c) If an Eligible Employee terminates employment in the same calendar year in which he or she makes a Deferral Election, that Deferral Election (and any Deferral Elections respecting future compensation in years following the year of employment termination) will be null and void and no deferral will be made. This provision will not apply to any base salary Deferral Election made in accordance with Section 2.3(b) by an individual who becomes an Eligible Employee after the Due Date.

     (d) Amounts will be deferred to the "Payment Date" specified by the Eligible Employee in the Deferral Election and payments will commence within 30 days following the Payment Date in accordance with Section 5.1(b). The Payment Date specified must be no earlier than the March 31st of the calendar year following the year in which the deferred amounts would otherwise have been paid and must be either a "Specific Payment Date" or an "Employment Termination Payment Date" as follows:

          (i) A "Specific Payment Date" is the 15th or last day of a specified month (but not December 31) of a specified year.

          (ii) An "Employment Termination Payment Date" is the March 31 following the year in which the Eligible Employee terminates employment, unless the Eligible Employee elects a later Employment Termination Date in accordance with Section 5.1(a).

          If an Eligible Employee terminates employment and has one or more Specific Payment Dates that would occur after the Employment Termination Payment Date, all amounts deferred to those Specific Payment Date(s) shall automatically be accelerated and payment will commence in accordance with the Eligible Employee's Employment Termination Payment Date election under Section 5.1(a). Participant 401(k) McDESOP Equalization Amounts and Company Profit Sharing Equalization Credits described in Section 3 shall be deferred to the Participant's Employment Termination Payment Date, even though a Participant has elected a Specific Payment Date for the remainder of his or her deferral.

     (e) An Eligible Employee may revoke a Specific Payment Date and elect an earlier or later Payment Date and may revoke an Employment Termination Payment Date and elect an earlier Payment Date, subject to the following rules:

          (i) The election to revoke a Payment Date and elect a new Payment Date must be made no later than the end of the calendar year preceding the original designated Payment Date and must be made at least six months prior to the original designated Payment Date; and

          (ii) Any new designated Payment Date must be in a calendar year subsequent to the date of the election and must be at least six months after the date of the election.

                                   Section 3
                                   ---------
        Equalization for McDonald's Corporation Profit Sharing Program
        --------------------------------------------------------------

     3.1  Equalization to Adjust for Participant 401(k) McDESOP Contributions.
          -------------------------------------------------------------------
Amounts deferred under this Plan are not considered compensation for the McDonald's Corporation Profit Sharing Program (the "Profit Sharing Program") or for the related non-qualified plans: the McDonald's 1989 Executive Compensation Plan, the McDonald's Supplemental Employee Benefit Equalization Plan and the McDonald's Profit Sharing Program Equalization Plan (the "McCAP/McEqual Plans"). The McDESOP portion of the Profit Sharing Program allows participants to contribute a percentage of their compensation as Section 401(k) contributions. Therefore, Eligible Employees who are Profit Sharing Program participants and make Deferral Elections for base salary and TIP awards under this Plan shall automatically have a portion of these deferred amounts set aside until the Participant's Employment Termination Payment Date to adjust for the fact that McDESOP Section 401(k) contributions cannot be made to the Profit Sharing Program or the related non-qualified plans for these deferred amounts (the "Participant 401(k) McDESOP Equalization Amount"). The Participant 401(k) McDESOP Equalization Amount shall be based on the amount that would have been contributed by the Participant under the McDESOP portion of the Profit Sharing Program and the related non-qualified plans if the deferral of base salary and TIP had not occurred. No Participant 401(k) McDESOP Equalization credit will be made for deferrals of Three-Year Incentive awards under this Plan.

     3.2  Company Profit Sharing Equalization Credits. Amounts deferred under
          -------------------------------------------
this Plan are not considered as compensation under the Profit Sharing Program or the McCAP/McEqual Plans. Therefore, base salary and TIP awards deferred under this Plan shall be credited with an amount equal to the Company contribution that the Participant would have received under the Profit Sharing Program and/or McCAP/McEqual Plans if such deferral had not occurred ("Company Profit Sharing Equalization Credit"). If a Participant is not eligible to participate in the Profit Sharing Program or McCAP/McEqual Plans, or is not eligible to receive a Company contribution under such plans with respect to a deferred amount, no Company Profit Sharing Equalization Credit will be made. No Company Profit Sharing Equalization Credit shall be made for Three-Year Incentive awards deferred under this Plan.

     3.3  Rules for Profit Sharing Equalization Amounts. Equalization amounts
          ---------------------------------------------
under Sections 3.1 and 3.2 above (collectively referred to as "Equalization Amounts") shall be deferred until the Participant's Employment Termination Payment Date and cannot be withdrawn under Section 5.3. Equalization Amounts will become part of the Participant's Deferral Account and will be credited with earnings as part of that Deferral Account as described in Section 4.1.

                                   Section 4
                                   ---------
                               Deferral Accounts
                               -----------------

     4.1  Deferral Accounts. A bookkeeping account shall be established in the
          -----------------
Participant's name ("Deferral Account"). Each Participant's Deferral Account may be further divided into:

     (a) amounts deferred pursuant to that year's Deferral Election and earnings thereon,

     (b) Company Profit Sharing Equalization Credits associated with that year's Deferral Election and earnings thereon; and

     (c) Participant 401(k) McDESOP Equalization amounts associated with that year's Deferral Election and earnings thereon.

The Committee may also authorize other divisions or subaccounts of the Deferral Accounts as may be necessary to reflect the terms of the Plan as amended from time to time.

Amounts deferred pursuant to a Deferral Election shall be credited to the Deferral Account as of the date the Participant would otherwise have received the deferred amounts in the absence of a Deferral Election. Any Equalization Amounts shall be credited to the Deferral Account as of the date the amount would have been allocated under the Profit Sharing Program or the McCAP/McEqual Plans if the deferral had not occurred.

     4.2  Investment Elections and Earnings Credits. Each Participant in the
          -----------------------------------------
Plan shall make an investment election, as described below, and such election shall apply to the entire amount credited to the Participant's Deferral under the Plan. However, Section 16 Insiders, as defined in Section 5.5 of the Plan may not make investment elections involving McDonald's Common Stock. (For further details concerning these restrictions, see Section 5.5 of the Plan.)

A Participant may change his investment election effective as of the first day of any month. All investment elections shall be made by filing an investment election form with the Committee at such time and in such manner as the Committee may specify. If no new investment election is filed, the Participant's Deferral Account will continue to be invested in accordance with his or her most recent investment election.

Investment elections may be split between the rates of return equivalent to the rates of return of the investment funds under the Profit Sharing Program in increments of 5%, provided that the percentages specified must total 100%. As of September 1, 1999, these equivalent rates of return are:

     (a) a rate of return based upon the McDonald's Common Stock Fund under the Profit Sharing Program, after adjustment for expenses ("McDonald's Common Stock" equivalent);

     (b) a rate of return based upon the Stable Value Fund under the Profit Sharing Program, after adjustment for expenses ("Stable Value" equivalent);

     (c) a rate of return based upon the Diversified Stock Fund under the Profit Sharing Program, after adjustment for expenses ("Diversified Stock" equivalent);

     (d) a rate of return based upon the Blended Stock/Bond Fund under the Profit Sharing Program, after adjustment for expenses ("Blended Stock/Bond" equivalent);

     (e) a rate of return based upon the S&P 500 Index Fund under the Profit Sharing Program, after adjustment for expenses ("S&P 500 Index" equivalent); and

     (f) a rate of return based upon the Money Market Fund under the Profit Sharing Program, after adjustment for expenses ("Money Market" equivalent).

The rate of return of any investment fund added to the Profit Sharing Program shall automatically be added as an investment alternative under the Plan.

If a Participant fails to make an investment election, amounts shall be credited with the same rate of return as amounts for which no investment election is received under the Profit Sharing component of the McDonald's Corporation Profit Sharing Program. (Currently, this is the Money Market equivalent rate of return.) All investment elections will continue in effect for all Participants until the Participant files a new investment election.

As of the 15th day (or if the 15th day of the month is not a business day, the next previous business day) and the last business day of each calendar month, or such additional dates as the Committee shall specify ("Valuation Date"), each Deferral Account shall be credited with earnings, gains and losses equal to the amount the Deferral Account would have earned, gained or lost, since the prior Valuation Date if actually invested in the funds specified.

     4.3  Vesting. A Participant shall be fully vested at all times in the
          -------
balance of his or her Deferral Account.

                                   Section 5
                                   ---------
                              Payment of Benefits
                              -------------------

     5.1  Time and Method of Payment. Payments of a Participant's Deferral
          --------------------------
Account shall be made to a Participant, or the Participant's beneficiary if the Participant is deceased, in accordance with the rules set forth below:

     (a)  Time of Payment. Payment shall be made in accordance with the
          ---------------
          applicable Specific Payment Date or Employment Termination Payment Date. A Participant may elect an Employment Termination Payment Date that is later than the March 31 following the year in which the Participant terminates employment, which later date shall be either the 15th or last date of any month (but not December 31) specified by the Participant. Such election shall be made in writing in such form as the Committee shall require, no later than December 31 of the year in which the Participant terminates employment.

     (b)  Commencement of Payment. Payment to the Participant or the
          -----------------------
          Participant's beneficiary shall commence within 30 days following the Payment Date.

     (c)  Method of Payment. Payments to a Participant or Participant's
          -----------------
          beneficiary shall automatically be paid in a lump sum, unless the Participant or the Participant's beneficiary elects one of the following installment payment methods:

          (i) In monthly, quarterly or annual installments over a period of up to 25 years, as specified by the Participant or the Participant's beneficiary. Installment payments shall be made in substantially equal installments over the installment period specified. Each installment payment shall be computed by dividing the balance of the Deferral Account that is to be paid in installments by the number of payments remaining in the installment period.

          (ii) In monthly, quarterly or annual installments of a dollar amount specified by the Participant or the Participant's beneficiary.

          (iii) In an initial partial lump sum payment with subsequent installment payments. The lump sum payment and first installment payment shall be distributed in a year specified by the Participant or the Participant's beneficiary and subsequent monthly, quarterly or annual installment payments shall be made either over a period of years (as described in (i) above) or of a specified dollar amount (as described in (ii) above), as specified by the Participant or the Participant's beneficiary.

          An installment distribution election under this Section 5.1(c) shall be made in writing in such form as the Committee shall require on or before the December 31 of the calendar year preceding the Payment Date. Such installment distribution election shall apply to all payments that commence on the same Payment Date. Once an installment election is filed for a Payment Date, it cannot be revoked. Installment payments shall commence within 30 days after the Payment Date.

Notwithstanding the foregoing, Deferral Elections made in 1993 which specified a five year installment payment shall be null and void, and shall be paid in a lump sum, unless the Participant or the Participant's beneficiary files a written installment election prior to December 31 of the calendar year preceding the Payment Date.

     5.2  Form of Payment. All payments shall be made in cash. However, a
          ---------------
Participant who has elected a McDonald's Common Stock based return may elect to receive payment in the form of shares of McDonald's Common Stock by filing a written request with the Committee prior to December 31 of the calendar year preceding the Payment Date.

     5.3  Early Withdrawals and Acceleration of Installment Payments. A
          ----------------------------------------------------------
Participant shall have the right to withdraw in cash any portion of the balance of his or her Deferral Account (except for the Equalization Amounts of the Participant's Deferral Account under Sections 4.1(b) and (c) and amounts which were not withdrawable under the terms of the Plan prior to September 1, 1994) at any time prior to the applicable Payment Date, subject to the Committee's consent and a 10% forfeiture penalty on the amount requested. A Participant who is receiving installment payments may accelerate payment of any unpaid amount, subject to the Committee's consent and 10% forfeiture penalty on the amount accelerated. The withdrawal or accelerated installment (reduced by the 10% forfeiture penalty) shall be paid within 30 days of the Valuation Date next following the date the election to withdraw or accelerate payments is approved by the Committee. Withdrawals and accelerated installments shall be made first from the earliest maturing Deferral Account and shall be taken pro rata from the investment rate equivalents elected by the Participant. Withdrawals shall be subject to such procedures as the Committee shall establish from time to time.

     5.4  Withholding of Taxes. The Company shall withhold any applicable
          --------------------
Federal, state or local income tax from payments due under the Plan in accordance with such procedures as the Company may establish. Generally, any Social Security taxes, including the Medicare portion of such taxes, shall be withheld and paid at the time base salary payments or incentive payments under TIP or the Three Year Incentive would otherwise have been paid to the Participant. The Company shall also withhold any other employment taxes as necessary to comply with applicable laws.

     5.5  Limitations For Section 16 Insiders. A "Section 16 Insider" shall
          -----------------------------------
include any Participant who has been deemed to be subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") by the Board of Directors of the Company. Notwithstanding any provision of the Plan to the contrary, the Deferral Account of each Section 16 Insider is subject to the following limitations:

     (a) An Eligible Employee who is a Section 16 Insider at the time he or she makes a Deferral Election may elect a McDonald's Common Stock based return and at the same time must also specify the Payment Date and whether the payment will be in a lump sum or the specific installment method that will apply. The election of a McDonald's Common Stock based return is irrevocable and cannot be changed by an investment election at a later date. A Participant who is a Section 16 Insider may not make a withdrawal or accelerate installments under Section 5.3 of any Deferral Accounts that are credited with a McDonald's Common Stock based return. Section 16 Insiders who elect a McDonald's Common Stock based return and a form of payment will not be able to change those elections, even if the Plan is amended at a later date to provide increased flexibility.

     (b) A Section 16 Insider who elects to invest in a McDonald's Common Stock based return shall also elect, at the time the deferral is made, whether the distribution will be paid in cash or in the form of McDonald's Common Stock. This provision applies only to Deferral Elections made on and after August 15, 1996. Amounts deferred under all Deferral Elections made prior to August 15, 1996 will be paid in cash. However, for these cash distributions only, to the extent that a
          Section 16 Insider uses the cash distribution to purchase shares of McDonald's Common Stock on the open market in one or more transactions within seven months after the date such amounts are distributed, the Company shall reimburse the Section 16 Insider for all reasonable brokerage fees and other transaction costs incurred in connection with such purchases upon presentation of satisfactory evidence thereof not later than 60 days after the date of each transaction.

     (c) If any Participant becomes a Section 16 Insider after making a Deferral Election under the Plan, any Deferral Account that is being credited with a McDonald's Common Stock based return shall automatically be converted to any non-McDonald's Common Stock based investment return specified by the Participant on an investment election form as of the Valuation Date immediately preceding the date the Participant is designated a Section 16 Insider by the Board of Directors. This automatic change to non-McDonald's Common Stock based returns will be made to preserve the Participant's right to make investment choices for investment options that do not involve McDonald's Common Stock, make early withdrawals and elect accelerated installments under Section 5.3.

     (d) Elections to invest in McDonald's Common Stock based returns can be made by Section 16 Insiders only at the time the Deferral Election is made. Investment elections which would result in a transfer into the McDonald's Common Stock based return at a later date are not permitted for Section 16 Insiders.

In addition, the Committee may take such other actions as are necessary so that transactions by Section 16 Insiders do not result in liability under Section 16(b) of the Exchange Act.

     5.6  Beneficiary. A Participant shall have the right to name a beneficiary
          -----------
or beneficiaries who shall receive the balance of a Participant's Deferral Account in the event of the Participant's death prior to the payment of his or her entire Deferral Account. A beneficiary may include any person or persons or an entity (ies) which is tax exempt under Section 501(c)(3) of the Internal Revenue Code. If no beneficiary is named by a Participant or if he or she survives all of the named beneficiaries, the Deferral Account shall be paid to the same beneficiary or beneficiaries to which the Deferral Account would have been paid if it were in the Participant's Profit Sharing Fund Account under the Profit Sharing Program as of the date of the Participant's death. To be effective, any beneficiary designation shall be filed in writing with the Committee. A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Committee. The latest beneficiary designation received by the Committee shall be controlling.

A beneficiary designated by the Participant who has not yet received payment of the entire benefit payable to him or her under the Plan shall have the right to name a beneficiary or beneficiaries to receive the balance of such benefit in the event of the beneficiary's death prior to the payment of the entire amount of such benefit. Any such beneficiary designation shall be made in accordance with the provisions of this Section 5.6.

                                   Section 6
                                   ---------
                                 Miscellaneous
                                 -------------

     6.1  Funding. Benefits payable under the Plan to any Participant shall be
          -------
paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of benefits under the Plan. While the Company may, in the discretion of the Committee, make investments (a) in shares of McDonald's Common Stock through open market purchases or (b) in other investments in amounts equal or unequal to amounts payable hereunder, the Company shall not be under any obligation to make such investments and any such investment shall remain an asset of the Company subject to the claims of its general creditors. Notwithstanding the foregoing, the Company may maintain one or more trusts ("Trust") to hold assets to be used for payment of benefits under the Plan. Any payments by a Trust of benefits provided to a Participant under the Plan shall be considered payment by the Company and shall discharge the Company of any further liability under the Plan for such payments.

     6.2  Account Statements. The Company shall provide Participants with
          -------------------
statements of the balance of their Deferral Accounts under the Plan at least annually. The Committee may, in their discretion, also issue statements as of the March 31, June 30, September 30 and December 31 Valuation Dates, or as of any other Valuation Date that the Committee deems appropriate.

     6.3  Employment Rights. Establishment of the Plan shall not be construed to
          -----------------
give any Eligible Employee the right to be retained in the Company's service or to any benefits not specifically provided by the Plan.

     6.4  Interests Not Transferable. Except as to withholding of any tax under
          --------------------------
the laws of the United States or any state or locality and the provisions of
Section 5.6, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefits, whether currently or thereafter payable, shall be void. No person shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber benefits under the Plan, or if by any reason of the Participant's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Company, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such individual's spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.

     6.5  Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of
          ---------------------------------
the amount of the Deferral Account of a Participant that cannot be distributed because of the Committee's inability, after a reasonable search, to locate a Participant or the Participant's beneficiary, as applicable, within a period of two (2) years after the Payment Date upon which the payment of benefits become due. Unclaimed amounts shall be forfeited at the end of such two-year period. Penalties charged for withdrawals under Section 5.3 shall also be forfeited in the year in which the penalty is charged. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to the Participant's Deferral Account.

     6.6  Controlling Law. The law of Illinois, except its law with respect to
          ---------------
choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by ERISA.

     6.7  Action by the Company. Except as otherwise specifically provided
          ---------------------
herein, any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors of the Company or by action of any member of the Committee or person(s) authorized by resolution of the Board of Directors of the Company.

                                   Section 7
                                   ---------
                             Employer Participation
                             ----------------------

     7.1  Adoption of Plan. Any subsidiary or affiliate of the Company
          ----------------
("Employer") may, with the approval of the Committee and under such terms and conditions as the Committee may prescribe, adopt the corresponding portions of the Plan by resolution of its board of directors. The Committee may amend the Plan as necessary or desirable to reflect the adoption of the Plan by an Employer, provided however, that an adopting Employer shall not have the authority to amend or terminate the Plan under Section 8.

     7.2  Withdrawal from the Plan by Employer. Any such Employer shall have the
          ------------------------------------
right, at any time, upon the approval of and under such conditions as may be provided by the Committee, to withdraw from the Plan by delivering to the Committee written notice of its election so to withdraw. Upon receipt of such notice by the Committee, the portion of the Deferral Accounts of Participants and beneficiaries attributable to credits made while the Participants were employees of such withdrawing Employer, plus any net earnings, gains and losses on such credits, shall be distributed from the Trust at the direction of the Committee in cash at such time or times as the Committee, in its sole discretion, may deem to be in the best interest of such employees and their beneficiaries. To the extent the amounts held in the Trust for the benefit of such Participants and beneficiaries are not sufficient to satisfy the Employer's obligation to such Participants and their beneficiaries accrued on account of their employment with the Employer, the remaining amount necessary to satisfy such obligation shall be an obligation of the Employer, and the Company shall have no further obligation to such Participants and beneficiaries with respect to such amounts.

                                   Section 8
                                   ---------
                           Amendment and Termination
                           -------------------------

The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors or the Committee to modify, amend or terminate the Plan, provided however, that any amendment or termination of the Plan shall not reduce or eliminate any Deferral Account accrued through the date of such amendment or termination. The Committee shall provide notice of amendments adopted by the Committee to the Board of Directors of the Company on a timely basis.

     Executed in multiple originals this 17th day of September, 1999.


                                         McDONALD'S CORPORATION


                                         /s/ John P. Anderson
                                         -----------------------
                                         By:    John P. Anderson
                                         Title: Vice President